Exhibit 99.1

MINUTEMAN INTERNATIONAL, INC.
AND SUBSIDIARIES

EXHIBIT INDEX

JUNE 30, 2002

CERTIFICATION PURSUANT TO 18 U.S.C. SECURITIES 1350

In connection with the accompanying Quarterly Report (“Quarterly Report”) on Form 10-Q of Minuteman International, Inc. (the “Company”) for the quarter ended June 30, 2002, each of Gregory J. Rau, President and Chief Executive Officer of the Company, and Thomas J. Nolan, Chief Financial Officer, Secretary and Treasurer of the Company, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory J. Rau	August 13, 2002
Gregory J. Rau	Date
President and Chief Executive Officer

/s/ Thomas J. Nolan	August 13, 2002
Thomas J. Nolan	Date
Chief Financial Officer, Secretary and Treasurer